EXHIBIT 99.1

News Release

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE
April 27, 2010

Ashland Inc. reports preliminary fiscal second-quarter
EPS from continuing operations of 25 cents,
adjusted EPS of $1.02 excluding key items

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary(1) results for the quarter ended March 31, 2010, the second quarter of its 2010 fiscal year.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended March 31, 2010	Quarter Ended March 31, 2009
Operating income	$151	$112
Adjusted EBITDA*	224	221

Diluted earnings per share (EPS)
From continuing operations	$0.25	$0.65
Less: key items*	0.77	0.20
Adjusted*	$1.02	$0.85

Cash flows provided by operating activities from continuing operations	$183	$220
Free cash flow*	138	173

* See Tables 5, 6 and 7 for definitions and U.S. GAAP reconciliations.

Fiscal Second-Quarter GAAP(2) Results

For its 2010 second quarter, Ashland reported sales of $2,248 million, operating income of $151 million and net income of $22 million (27 cents per share). Net income was favorably affected by $2 million aftertax (2 cents per share) from discontinued operations. Cash flows provided by operating activities from continuing operations amounted to $183 million.

Adjusted Results
Adjusting for the impact of key items in both the current and prior-year quarters, Ashland’s results for the March 2010 quarter versus the March 2009 quarter were as follows:
•	sales increased 13 percent from $1,990 million to $2,248 million;
•	adjusted operating income increased 13 percent from $134 million to $151 million;
•	adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) increased 1 percent from $221 million to $224 million; and
•	adjusted EPS from continuing operations increased 20 percent from 85 cents to $1.02.

Key Items
Two key items affected results for the March 2010 quarter. First, accelerated amortization of debt issuance costs and prepayment penalties associated with Ashland’s debt refinancing resulted in both a $62 million noncash charge and a $4 million cash expense (54 cents negative EPS impact combined). Second, the enactment of the U.S. Patient Protection and Affordable Care Act resulted in a $19 million aftertax charge (23 cents negative EPS impact), composed of a $14 million income tax expense and a $5 million net loss on divestitures.
In total, key items had a net unfavorable EPS impact on continuing operations of 77 cents in the March 2010 quarter. In the year-ago quarter, three key items combined for a net unfavorable impact on earnings of 20 cents per share. Refer to Table 5 of the accompanying financial statements for details of key items in both periods.
Results also included noncash intangible amortization expense of $17 million pretax (14 cents negative EPS impact) in the March 2010 quarter and $21 million pretax (18 cents negative EPS impact) in the March 2009 quarter. Amounts in both periods primarily reflect the addition of intangible assets from the Hercules acquisition.

Performance Summary
Commenting on the March 2010 quarter, Chairman and Chief Executive Officer James J. O’Brien said, “Ashland’s results reflect significant volume increases across our businesses, as well as the progress we have made in resizing our cost structure during the past two years. These were important factors in our ability to maintain EBITDA and generate $138 million of free cash flow despite a rapid increase in raw material costs averaging 7 percent during the March quarter alone. All of our businesses have been implementing significant price increases to offset these escalating costs. Once raw materials stabilize, we expect our pricing to fully recover the cost increases.”
Commenting on the performance of Ashland’s commercial units, O’Brien said, “In particular, Ashland Aqualon Functional Ingredients improved its volume and profitability dramatically versus the March 2009 quarter on a comparable basis, while Ashland Consumer Markets (Valvoline) continued to deliver strong results, producing its fifth straight quarter with an EBITDA margin in excess of 18 percent.”
O’Brien concluded, “We completed the refinancing and restructuring of our debt on March 31. This reduces our interest expense going forward by approximately $50 million per year. In addition, the last major step in the integration of Hercules was completed earlier this month, as we successfully moved the acquired businesses onto Ashland’s ERP platform. Essentially all of Ashland’s businesses are now on a unified, global operating system.”

Business Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are presented on an adjusted basis and EBITDA is reconciled to GAAP in Table 7 of this news release.
Ashland Aqualon Functional Ingredients recorded sales of $240 million in the March 2010 quarter, 8 percent above the year-ago quarter. Volume increased 36 percent excluding the amounts associated with the Pinova business divested in January 2010 and with a renegotiated supply contract in the oilfield sector in the prior-year period. Volumes increased significantly in every market, with the regulated, energy and coatings-additives markets all increasing about 40 percent on a comparable basis. On the same basis, volumes increased dramatically in all regions. Gross profit as a percent of sales of 34.9 percent was a 530-basis-point improvement over the March 2009 quarter. Selling, general and administrative and research and development (SG&A) expenses declined 2 percent versus the prior-year quarter. In total, Functional Ingredients’ EBITDA in the March 2010 quarter increased 23 percent versus the prior March quarter, to $58 million, and represented 24.2 percent of sales, a 310-basis-point improvement.
Ashland Hercules Water Technologies’ sales grew to $449 million in the March 2010 quarter, a 4-percent increase over the same year-ago quarter. Excluding the marine business sold in August 2009, sales grew 13 percent. On the same basis, growth was strongest in Latin America, at 24 percent, while Europe and Asia Pacific grew by 17 percent and 16 percent, respectively. Sales in North America increased by 9 percent. Gross profit as a percent of sales was 34.5 percent, a 190-basis-point improvement over the March 2009 quarter. SG&A expenses declined 3 percent. EBITDA of $52 million was 37 percent above the prior-year quarter and represented 11.6 percent of sales, a 280-basis-point improvement.
Ashland Performance Materials’ sales of $304 million increased 17 percent versus the same prior-year quarter, while volume per day was up 19 percent. Sequentially, volume improved 10 percent. Volume growth was broad-based across regions and markets. Gross profit as a percent of sales decreased 430 basis points from the prior-year quarter to 16.5 percent, due primarily to rapidly rising raw material costs. To offset these cost increases, Performance Materials has announced and is implementing significant price increases. However, the lag between cost increases and realization of selling price increases led to the margin compression during the quarter. SG&A expenses rose only 4 percent in spite of the 19-percent volume increase, providing early evidence of the operating leverage within the business. EBITDA was $18 million in the March 2010 quarter, down 22 percent versus the prior-year March quarter, and EBITDA as a percent of sales declined 300 basis points to 5.9 percent.
Ashland Consumer Markets’ sales increased 6 percent over the year-ago March quarter, to $430 million, and total lubricant volume increased by 16 percent. Same-store sales at Valvoline Instant Oil Change increased 4 percent over the prior year. Gross profit was 33.0 percent of sales in the March 2010 quarter versus 32.2 percent in the year-ago quarter and 33.9 percent in the December 2009 quarter. SG&A expenses rose 16 percent over the year-ago March quarter, largely the result of higher pension, benefit and incentive costs, along with higher advertising expenses. Sequentially, SG&A increased 4 percent. Overall, Consumer Markets’ quarterly EBITDA was $78 million, as compared with $75 million in the year-ago March quarter and $76 million in the December 2009 quarter. The EBITDA margin was 18.1 percent in the March 2010 quarter, the fifth consecutive quarter in excess of 18 percent.
Ashland Distribution’s sales for the March 2010 quarter increased 23 percent to $857 million, and volume per day increased 8 percent versus the March 2009 quarter. Gross profit as a percent of sales was 9.3 percent versus 12.8 percent in the prior March quarter. The March 2009 quarter included an $11 million benefit from a quantity LIFO adjustment that was not repeated in the 2010 quarter. SG&A expenses rose 8 percent versus the prior-year quarter as previously implemented cost reductions were more than offset by increased pension, benefit and incentive costs. As a result, EBITDA declined 37 percent versus the prior-year March quarter, to $24 million, and was 2.8 percent of sales. Sequentially, EBITDA was up 85 percent on an 8-percent increase in volume, while SG&A expense rose only 3 percent. As a result of this operating leverage, the EBITDA margin increased by 100 basis points.

Outlook
Commenting on Ashland’s outlook, O’Brien said, “We are continuing to demonstrate our ability to generate the consistent earnings, gross margins and cash flows characteristic of specialty chemicals companies. By eliminating more than $400 million from our cost structure during the past two years, we have positioned the company to take advantage of improving demand. Over the last few quarters, we have begun to benefit from economic growth. In the short term, the full benefit of operating leverage has been tempered by significant raw material cost escalation. Once raw materials stabilize and our increased pricing recaptures these costs, the favorable impact of improving volumes on operating leverage should become much more evident.”

Conference Call Webcast
Today at 9 a.m. EDT, Ashland will provide a live webcast of its second-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at http://investor.ashland.com.

Use of Non-GAAP Measures
This news release includes certain non-GAAP measures. Such measurements are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided below.

About Ashland
Ashland Inc. (NYSE: ASH) provides specialty chemical products, services and solutions for many of the world’s most essential industries. Serving customers in more than 100 countries, it operates through five commercial units: Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Consumer Markets (Valvoline) and Ashland Distribution. To learn more about Ashland, visit www.ashland.com.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon a number of assumptions, including those mentioned within this news release. Performance estimates are also based upon internal forecasts and analyses of current and future market conditions and trends; management plans and strategies; operating efficiencies and economic conditions; and legal proceedings and claims (including environmental and asbestos matters). Other risks and uncertainties include those that are described in filings made by Ashland with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q, which are available on Ashland’s website at http://investor.ashland.com or at www.sec.gov. Ashland believes its expectations are reasonable, but cannot assure they will be achieved. Forward-looking information may prove to be inaccurate, and actual results may differ significantly from those anticipated. Ashland is not obligated to subsequently update or revise the forward-looking statements made in this news release.

(1) Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

(2) Generally accepted accounting principles (U.S.)

Ashland Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2010	2009	2010	2009	(e)

SALES	$2,248	$1,990	$4,268	$3,956

COSTS AND EXPENSES
Cost of sales (a)	1,738	1,531	3,272	3,172
Selling, general and administrative expenses (a)	354	329	688	646
Research and development expenses (b)	20	23	40	50
	2,112	1,883	4,000	3,868
EQUITY AND OTHER INCOME	15	5	29	17

OPERATING INCOME	151	112	297	105
Net interest and other financing expense (c)	(103)	(54)	(145)	(82)
Net loss on divestitures	(5)	(1)	(5)	-
Other income and expenses (d)	-	-	1	(86)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	43	57	148	(63)
Income tax expense	23	9	53	8
INCOME (LOSS) FROM CONTINUING OPERATIONS	20	48	95	(71)
Income from discontinued operations (net of income taxes)	2	-	13	-
NET INCOME (LOSS)	$22	$48	$108	$(71)

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$.25	$.65	$1.21	$(1.00)
Income from discontinued operations	.02	-	.16	-
Net income (loss)	$.27	$.65	$1.37	$(1.00)

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	80	74	79	71

SALES
Functional Ingredients	$240	$223	$450	$342
Water Technologies	449	433	892	751
Performance Materials	304	259	576	583
Consumer Markets	430	407	830	795
Distribution	857	698	1,586	1,551
Intersegment sales	(32)	(30)	(66)	(66)
	$2,248	$1,990	$4,268	$3,956
OPERATING INCOME (LOSS)
Functional Ingredients	$34	$(3)	$61	$(10)
Water Technologies	31	13	70	7
Performance Materials	6	5	14	11
Consumer Markets	69	66	136	85
Distribution	17	31	22	40
Unallocated and other	(6)	-	(6)	(28)
	$151	$112	$297	$105

(a)
The three and six months ended March 31, 2009 includes a $5 million and $31 million severance charge within the selling, general and administrative expenses caption for the ongoing integration and reorganization from the Hercules acquisition and other cost reduction programs and a $16 million and $37 million charge recorded within the cost of sales caption for a one-time fair value assessment of Hercules inventory as of the date of the transaction.

(b)
The six months ended March 31, 2009 includes a $10 million charge related to the valuation of the ongoing research and development projects at Hercules as of the acquisition date.  In accordance with applicable GAAP and SEC accounting regulations, these purchased in-process research and development costs should be expensed upon acquisition.

(c)	The three and six months ended March 31, 2010 includes a $66 million charge related to the refinancing and significant extinguishment of debt completed during this period.
(d)	The six months ended March 31, 2009 includes a $54 million loss on currency swaps related to the Hercules acquisition and a $32 million loss on auction rate securities.
(e)	Results from November 14, 2008 forward include operations acquired from Hercules Incorporated.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	March 31
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$499	$203
Accounts receivable	1,494	1,357
Inventories	581	579
Deferred income taxes	98	93
Other current assets	61	75
Current assets held for sale	2	93
	2,735	2,400

Noncurrent assets
Auction rate securities	86	214
Goodwill	2,167	2,074
Intangibles	1,150	1,293
Asbestos insurance receivable	478	440
Deferred income taxes	91	-
Other noncurrent assets	545	584
Noncurrent assets held for sale	23	86
	4,540	4,691

Property, plant and equipment
Cost	3,386	3,410
Accumulated depreciation and amortization	(1,422)	(1,264)
	1,964	2,146

Total assets	$9,239	$9,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$339	$84
Current portion of long-term debt	23	94
Trade and other payables	1,056	738
Accrued expenses and other liabilities	440	457
Current liabilities held for sale	-	16
	1,858	1,389

Noncurrent liabilities
Long-term debt	1,101	2,084
Employee benefit obligations	1,126	667
Asbestos litigation reserve	899	796
Deferred income taxes	-	218
Other noncurrent liabilities	573	540
	3,699	4,305

Stockholders’ equity	3,682	3,543

Total liabilities and stockholders' equity	$9,239	$9,237

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Six months ended
	March 31
	2010	2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$108	$(71)
Income from discontinued operations (net of income taxes)	(13)	-
Adjustments to reconcile income (loss) from continuing operations to cash flows from operating activities
Depreciation and amortization	153	156
Debt issuance cost amortization	74	16
Purchased in-process research and development amortization	-	10
Deferred income taxes	55	2
Equity income from affiliates	(12)	(7)
Distributions from equity affiliates	6	4
Gain from sale of property and equipment	(4)	-
Stock based compensation expense	7	3
Stock contributions to qualified savings plans	13	4
Net loss on divestitures	5	-
Loss on early retirement of debt	4	-
Inventory fair value adjustment related to Hercules acquisition	-	37
Loss on currency swaps related to Hercules acquisition	-	54
(Gain) loss on auction rate securities	(1)	32
Change in operating assets and liabilities (a)	(177)	54
	218	294
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(60)	(80)
Proceeds from disposal of property, plant and equipment	9	4
Purchase of operations - net of cash acquired	-	(2,078)
Proceeds from sale of operations	60	7
Settlement of currency swaps related to Hercules acquisition	-	(95)
Proceeds from sales and maturities of available-for-sale securities	85	29
	94	(2,213)
CASH FLOWS (USED) PROVIDED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	300	2,000
Repayment of long-term debt	(773)	(645)
Proceeds from/repayments of issuance of short-term debt	317	43
Debt issuance costs	(12)	(137)
Cash dividends paid	(12)	(11)
Proceeds from exercise of stock options	4	-
Excess tax benefits related to share-based payments	1	-
	(175)	1,250
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	137	(669)
Cash provided by discontinued operations
Operating cash flows	12	3
Effect of currency exchange rate changes on cash and cash equivalents	(2)	(17)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	147	(683)
Cash and cash equivalents - beginning of year	352	886
CASH AND CASH EQUIVALENTS - END OF PERIOD	$499	$203

DEPRECIATION AND AMORTIZATION
Functional Ingredients	$51	$49
Water Technologies	46	41
Performance Materials	24	27
Consumer Markets	18	18
Distribution	14	15
Unallocated and other	-	6
	$153	$156
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Functional Ingredients	$25	$27
Water Technologies	11	9
Performance Materials	7	18
Consumer Markets	9	15
Distribution	1	1
Unallocated and other	7	10
	$60	$80

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2010	2009	2010	2009
FUNCTIONAL INGREDIENTS (a) (b)
Sales per shipping day	$3.8	$3.5	$3.6	$3.7
Metric tons sold (thousands)	41.9	46.4	79.3	70.8
Gross profit as a percent of sales	34.9%	22.4%	34.3%	20.0%
WATER TECHNOLOGIES (a) (b)
Sales per shipping day	$7.1	$6.9	$7.1	$6.0
Gross profit as a percent of sales	34.5%	32.6%	35.5%	31.6%
PERFORMANCE MATERIALS (a)
Sales per shipping day	$4.8	$4.1	$4.6	$4.7
Pounds sold per shipping day	4.4	3.7	4.2	4.0
Gross profit as a percent of sales	16.5%	19.5%	17.4%	17.5%
CONSUMER MARKETS (a)
Lubricant sales (gallons)	43.7	37.7	83.9	70.7
Premium lubricants (percent of U.S. branded volumes)	29.6%	29.1%	29.0%	28.2%
Gross profit as a percent of sales	33.0%	32.2%	33.4%	27.1%
DISTRIBUTION (a)
Sales per shipping day	$13.6	$11.1	$12.7	$12.4
Pounds sold per shipping day	15.4	14.3	14.9	14.9
Gross profit as a percent of sales (c)	9.3%	12.8%	9.3%	10.5%

(a)	Sales are defined as net sales. Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.
(b)	Industry segment results from November 14, 2008 forward include operations acquired from Hercules Incorporated.
(c)	Distribution's gross profit as a percentage of sales for the three and six months ended March 31, 2009 includes a LIFO quantity credit of $11 million.

Ashland Inc. and Consolidated Subsidiaries							Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

Three Months Ended March 31, 2010

	Functional	Water	Performance	Consumer		Unallocated
	Ingredients	Technologies	Materials	Markets	Distribution	& Other	Total
OPERATING INCOME (LOSS)
All other operating income (loss)	$34	$31	$6	$69	$17	$(6)	$151

NET INTEREST AND OTHER FINANCING EXPENSE
Accelerated amortization of debt issuance costs						(62)	(62)
Loss on early debt retirement						(4)	(4)
All other net interest and other financing expense						(37)	(37)
						(103)	(103)
NET LOSS ON DIVESTITURES
Medicare Part D accrual for MAP retirees						(5)	(5)

INCOME TAX EXPENSE
Medicare Part D deferred tax accrual						(14)	(14)
All other income tax expense						(9)	(9)
						(23)	(23)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$34	$31	$6	$69	$17	$(137)	$20

Three Months Ended March 31, 2009

	Functional	Water	Performance	Consumer		Unallocated
	Ingredients	Technologies	Materials	Markets	Distribution	& Other	Total
OPERATING INCOME (LOSS)
Severance	$(1)	$-	$(3)	$-	$-	$(1)	$(5)
Inventory fair value adjustment	(16)	-	-	-	-	-	(16)
Asset impairments and accelerated depreciation	-	-	(2)	-	-	(4)	(6)
Currency gain on intracompany loan	-	-	-	-	-	5	5
All other operating income	14	13	10	66	31	-	134
Operating income (loss)	(3)	13	5	66	31	-	112

NET INTEREST AND OTHER FINANCING EXPENSE						(54)	(54)

NET LOSS ON DIVESTITURES						(1)	(1)

INCOME TAX EXPENSE						(9)	(9)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(3)	$13	$5	$66	$31	$(64)	$48

Ashland Inc. and Consolidated Subsidiaries				Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
Free cash flow	2010	2009	2010	2009
Total cash flows provided by operating activities
from continuing operations	$183	$220	$218	$294
Less:
Additions to property, plant and equipment	(39)	(42)	(60)	(80)
Cash dividends paid	(6)	(5)	(12)	(11)
Free cash flows	$138	$173	$146	$203

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)
	Three months ended
	March 31
Adjusted EBITDA - Ashland Inc.	2010	2009
Operating Income	$151	$112
Add:
Depreciation and amortization	73	93
Key items (see Table 5)	-	16
Adjusted EBITDA	$224	$221

Adjusted EBITDA - Ashland Aqualon Functional Ingredients
Operating Income	$34	$(3)
Add:
Depreciation and amortization	24	33
Key items (see Table 5)	-	17
Adjusted EBITDA	$58	$47

Adjusted EBITDA - Water Technologies
Operating Income	$31	$13
Add:
Depreciation and amortization	21	25
Key items (see Table 5)	-	-
Adjusted EBITDA	$52	$38

Adjusted EBITDA - Performance Materials
Operating Income	$6	$5
Add:
Depreciation and amortization	12	13
Key items (see Table 5)	-	5
Adjusted EBITDA	$18	$23

Adjusted EBITDA - Consumer Markets
Operating Income	$69	$66
Add:
Depreciation and amortization	9	9
Key items (see Table 5)	-	-
Adjusted EBITDA	$78	$75

Adjusted EBITDA - Distribution
Operating Income	$17	$31
Add:
Depreciation and amortization	7	7
Key items (see Table 5)	-	-
Adjusted EBITDA	$24	$38